As Filed with the Securities and Exchange Commission on June __, 2009

Registration No.: 333-____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PERVASIP CORP.
(Exact Name of Registrant as Specified in its Charter)

New York	13-2511270
(State or Other Jurisdiction of	I.R.S. Employer
Incorporation or Organization)	Identification No.)

75 South Broadway, Suite 400
White Plains, New York 10601
(Address of Principal Executive Offices) (Zip Code)

2004 EQUITY INCENTIVE PLAN
2007 EQUITY INCENTIVE PLAN
2009 EQUITY INCENTIVE PLAN
(Full Title of the Plan(s))

Paul H. Riss
Chief Executive Officer
Pervasip Corp.
75 South Broadway, Suite 400
White Plains, New York 10601
(Name and Address of Agent for Service)

(914) 620-1500
(Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Eric M. Hellige, Esq.
Pryor Cashman LLP
410 Park Avenue
New York, New York 10022
(212) 421-4100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate
Title of Each Class of	Amount to	Price Per	Offering	Amount of
Securities to be Registered	be Registered(1)	Share(2)	Price (2)	Registration Fee
Common Stock, $.10 par value	1,000,000 (3)	$0.34	$340,000	$18.98
Common Stock, $.10 par value	2,000,000 (4)	$0.34	$680,000	$37.95
Common Stock, $.10 par value	5,000,000 (5)	$0.34	$1,700,000	$94.86
Total	8,000,000		$2,720,000	$151.79

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the common stock, par value $0.10 per share (the “Common Stock”), of Pervasip Corp. (the “Company”), that become issuable under the 2004 Equity Incentive Plan, the 2007 Equity Incentive Plan and the 2009 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act, upon the basis of the average of the bid and asked price per share of the Common Stock as reported on the Over-the-Counter Bulletin Board on June 22, 2009.

(3)	Represents shares of Common Stock issuable pursuant to awards granted under the Company’s 2004 Equity Incentive Plan.

(4)	Represents shares of Common Stock issuable pursuant to awards granted under the Company’s 2007 Equity Incentive Plan.

(5)	Represents shares of Common Stock issuable pursuant to awards granted under the Company’s 2009 Equity Incentive Plan.

TABLE OF CONTENTS

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this registration statement on Form S-8 (this “Registration Statement”) will be sent or given to participants in each of the 2004 Equity Incentive Plan, the 2007 Equity Incentive Plan and the 2009 Equity Incentive Plan of Pervasip Corp., which are covered by this Registration Statement as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                     Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” into this Registration Statement the information we have filed with the SEC. The information we incorporate by reference herein is an important part of this Registration Statement. Any statement in a document we have filed with the SEC prior to the date of this Registration Statement and which is incorporated by reference herein will be considered to be modified or superseded to the extent a statement contained in this Registration Statement or any other subsequently filed document that is incorporated by reference herein modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this Registration Statement, except as modified or superseded. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement.

The following documents are hereby incorporated by reference in this Registration Statement:

(1)
The description of our Common Stock contained in our Registration Statement on Form S-3, filed with the SEC on January 12, 2000, including any amendment or report filed for the purpose of updating such information;

(2)	Our Annual Report on Form 10-KSB for the fiscal year ended November 30, 2008, filed with the SEC on March 2, 2009;

(3)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2009, filed with the SEC on April 20, 2009;

(4)	Our Current Reports on Form 8-K filed with the SEC on December 18, 2008 and February 25, 2009; and

(5)
All other reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

Item 4.                 Description of Securities.

Not applicable.

Item 5.                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                 Indemnification of Directors and Officers.

Reference is made to Sections 721 through 725 of the Business Corporation Law of the State of New York (the “BCL”), which provides for indemnification of directors and officers of New York corporations under certain circumstances.

Section 722 of the BCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation, a “derivation action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  Section 721 of the BCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, disinterested director vote, shareholders vote, agreement or otherwise.

Article XII of our by-laws provides that we may indemnify our officers and directors to the fullest extent permitted under the BCL.

Section 402(b) of the BCL provides that a corporation’s certificate of incorporation may include a provision that eliminates or limits the personal liability of the corporation’s directors to the corporation or its shareholders for damages for any breach of a director’s duty, provided that such provision does not eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation  of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or that the director’s acts violated Section 719 of the BCL; or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the BCL. Article Sixth of our Certificate of Incorporation, as amended, provides that no director of our company shall be liable to us or our shareholders for any breach of duty in such capacity except as provided in Section 402(b) of the BCL.

Any amendment to or repeal of our Certificate of Incorporation or by-laws shall not adversely affect any right or protection of a director or officer of our company for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

We maintain directors’ and officers’ insurance which, subject to certain exclusions, insures our directors and officers against certain losses which arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures us against amounts which we have paid or may become obligated to pay as indemnification to our directors and/or officers to cover such losses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.            Exhibits.

Exhibit
No.	Description

4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-8 filed with the SEC on March 24, 2008).

4.2	2004 Equity Incentive Plan (incorporated by reference to Annex A to our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2005, and incorporated herein by reference).

4.3	2007 Equity Incentive Plan (incorporated by reference to Annex B to our Definitive Proxy Statement on Schedule 14A filed with the SEC on Mary 15, 2007, and incorporated herein by reference).

4.4	2009 Equity Incentive Plan (incorporated by reference to Annex to our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2009, and incorporated herein by reference).

5.1	Opinion of Pryor Cashman LLP (regarding validity of common stock being registered).

23.1	Consent of Pryor Cashman LLP (included as part of Exhibit 5.1).

23.2	Consent of Nussbaum Yates Berg Klein & Wolpow, LLP

24.1	Powers of Attorney (included on the signature page of this registration statement)

Item 9.                         Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that the Registrant meets all the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on the Registrant’s behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York on this 25th day of June, 2009.

PERVASIP CORP.

By: /s/  Paul H. Riss
       Paul H. Riss
       Chairman of the Board

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul H. Riss, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Paul H. Riss	Chairman of the Board and Chief Executive Officer (principal executive officer and principal financial officer)	June 25, 2009

/s/ Greg M. Cooper	Director	June 25, 2009

/s/ Cherian Mathai	Director	June 25, 2009

/s/ Mark Richards	Director	June 25, 2009

/s/ Scott Widham	Director	June 25, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-8 filed with the SEC on March 24, 2008).

4.2	2004 Equity Incentive Plan (incorporated by reference to Annex A to our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2005, and incorporated herein by reference).

4.3	2007 Equity Incentive Plan (incorporated by reference to Annex B to our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 15, 2007, and incorporated herein by reference).

4.4	2009 Equity Incentive Plan (incorporated by reference to Annex A to our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2009, and incorporated herein by reference).

5.1	Opinion of Pryor Cashman LLP (regarding validity of common stock being registered)

23.1	Consent of Pryor Cashman LLP (included as part of Exhibit 5.1)

23.2	Consent of Nussbaum Yates Berg Klein & Wolpow, LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)